SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                             SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): July 29, 2004


                               Sapient Corporation
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


      0-28074                                             04-3130648
(Commission File Number)                    (I.R.S. Employer Identification No.)


         25 First Street
          Cambridge, MA                                              02141
(Address of Principal Executive Offices)                           (Zip Code)


                                 (617) 621-0200
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 12. Results of Operations and Financial Condition.

     Sapient Corporation issued the following press release on July 29, 2004 announcing its preliminary financial results for the three and six months ended June 30, 2004:

             Sapient Reports 45% Revenue Growth in Second Quarter;
              Operating Margin and Net Income Exceed Expectations

     CAMBRIDGE, Mass.--(BUSINESS WIRE)--July 29, 2004--Sapient (NASDAQ: SAPE), a leading business consulting and technology services firm, today announced financial results for its second quarter ended June 30, 2004.
     Consolidated service revenues for the second quarter of 2004 were $64.5 million, representing a 9.5% increase from service revenues of $58.9 million for the first quarter of 2004, and a 45% increase from the second quarter of 2003. Gross revenues for the quarter were $68.0 million, which included approximately $3.5 million of reimbursable expenses.
     Net income for the second quarter of 2004 was $5.7 million, or $0.04 per diluted share. This compared to a net income of $1.3 million, or $0.01 per diluted share, for the first quarter of 2004, and a net loss of $4.4 million, or $0.04 per diluted share, for the second quarter of 2003.
     Consolidated service revenues for the first two quarters of 2004 were $123.3 million, a 40% increase from the first two quarters of 2003. Net income for the first two quarters of 2004 was $7.0 million, or $0.05 per diluted share. This compared to a loss of $8.5 million, or $0.07 per diluted share, for the first two quarters of 2003.
     "Our second quarter performance was strong on all fronts, which is a tribute to our people's dedication and commitment. Revenues were up substantially, client satisfaction and competitive win rates remained high, hiring and utilization rates increased, and net income and cash flow improved sharply," said Jerry A. Greenberg, Sapient's co-chairman and co-chief executive officer. "Additionally, we achieved an operating margin of 8%, which is nearly double the target that we set at the beginning of the quarter."

     Second Quarter Highlights

     -- Sapient won assignments with new and existing clients, including The Bank of New York, BP, BT, Cinergy, DHL, Enbridge Distribution Inc., Harrah's Entertainment, HP, ISO New England, Janus Capital Group, National City Bank, Nextel, Nissan North America, Scotiabank, Sony Electronics, T-Com, TD Securities, Union Gas, University of Chicago Hospitals, U.S. Department of Homeland Security, Vertex, and Vodafone Group Services Ltd.

     -- In response to increased demand for its services worldwide, Sapient expanded its operations in all geographies. Most recently, the company opened an office in Bangalore. The company's New Delhi office has played a key role in leading the future of IT in India. With approximately 54% of Sapient's billable staff in India, clients have the ability to receive the highest business value from its globally distributed delivery model.

     -- Together with MIT, Sapient won the prestigious Computerworld 21st Century Achievement Award for the most innovative IT solution in the field of academia. The award recognized Sapient for its role in helping MIT deliver the groundbreaking MIT OpenCourseWare, which makes MIT course content available to anyone, anywhere in the world.

     Conference Call

     Sapient will host a discussion of the second quarter results in a conference call today at 4:30 p.m. (ET), which will be broadcast live on the Internet. For webcast registration information, please go to http://www.sapient.com/earnings.htm. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. A re-broadcast of the call will be available from July 29 at 7:30 p.m. (ET) through August 5 at 11:59 p.m. (ET) by dialing 877-660-6853 (within the U.S.) or 201-612-7415 (outside the U.S.) and entering account number 1628 and conference ID 111540.

     Forward-Looking Statements

     This press release contains forward-looking statements that involve a number of risks and uncertainties. There are a number of factors that could cause actual events to differ materially from those indicated. Such factors include, without limitation, the continued acceptance of the Company's services, the Company's ability to accurately set fees for and timely complete its current and future client projects, its ability to successfully manage risks associated with its international operations, its ability to manage its growth and projects effectively and its ability to continue to attract and retain high quality employees, as well as other factors set forth in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

     About Sapient

     Sapient is a leading business consulting and technology services firm that plans, designs, implements, and manages information technology to improve business performance for Global 2000 clients. Sapient was founded in 1991 based on a single promise: to deliver the right business results, on time and on budget. Sapient's fixed-price/fixed-time model, combined with industry, design, technology, and process expertise, provides clients with the highest business value at the lowest total cost of ownership. Headquartered in Cambridge, Massachusetts, Sapient has offices in Canada, Germany, India, the United Kingdom, and the United States. More information about Sapient can be found at www.sapient.com.

     Sapient is a registered service mark of Sapient Corporation.


Sapient Corporation
Consolidated Balance Sheets
                                         June 30,   December 31,
                                            2004           2003
                                      ------------ -------------
                                             (Unaudited)
                                            (In thousands)
Assets
Current Assets:
Cash, restricted cash and marketable
 investments                             $127,617      $143,727
Accounts receivable, net                   42,540        30,078
Unbilled revenues on contracts             14,941        14,387
Prepaid expenses and other current
 assets                                     6,733         6,283
                                      ------------ -------------
  Total current assets                    191,831       194,475
                                      ------------ -------------

Restricted cash and marketable
 investments                               32,703        17,512
Net fixed assets and other assets          12,223        13,755
Net intangible assets                         900         1,158
                                      ------------ -------------
  Non-current assets                       45,826        32,425

                                      ------------ -------------
  Total assets                           $237,657      $226,900
                                      ============ =============

Liabilities and stockholders' equity

Current Liabilities:
Accounts payable and accrued expenses     $37,262       $27,237
Accrued restructuring costs, current
 portion                                   12,585        18,237
Income taxes payable                        2,539         1,976
Deferred revenues on contracts              3,338         3,867
                                      ------------ -------------
  Total current liabilities                55,724        51,317
Accrued restructuring costs, net of
 current portion                           19,313        22,550
Other long term liabilities                 1,206           621
                                      ------------ -------------
  Total liabilities                        76,243        74,488

Stockholders' equity                      161,414       152,412
                                      ------------ -------------

  Total liabilities and stockholders'
   equity                                $237,657      $226,900
                                      ============ =============



Sapient Corporation
Consolidated Statements of Operations

                                 Three months ended  Six months ended
                                      June 30,           June 30,
                                  ----------------- ------------------
                                     2004     2003      2004     2003
                                  ----------------- ------------------
                                              (Unaudited)
                              (In thousands, except per share amounts)
Revenues:
  Service revenues                $64,464  $44,439  $123,342  $88,285
  Reimbursable expenses             3,554    2,347     5,733    4,701
                                  ----------------- ------------------
    Total gross revenues           68,018   46,786   129,075   92,986
Operating expenses:
  Project personnel costs          36,218   27,796    72,544   56,358
  Reimbursable expenses             3,554    2,347     5,733    4,701
                                  ----------------- ------------------
    Total project personnel costs  39,772   30,143    78,277   61,059
  Selling and marketing costs       4,230    4,794     8,492    9,912
  General and administrative
   costs                           17,507   13,961    34,468   27,353
  Restructuring and other related
   charges                            867    1,398       867    1,398
  Stock-based compensation            210      305       422      689
  Amortization of intangible
   assets                             129      727       258    1,325
                                  ----------------- ------------------

Total operating expenses           62,715   51,328   122,784  101,736
  Income (loss) from operations     5,303   (4,542)    6,291   (8,750)

Other income (expense)                 18     (170)       18     (196)
Interest income                       581      604     1,036    1,106
                                  ----------------- ------------------
Income (loss) before income taxes   5,902   (4,108)    7,345   (7,840)
Income tax provision                  232      270       380      625
                                  ----------------- ------------------
  Net income (loss)                $5,670  $(4,378)   $6,965  $(8,465)
                                  ================= ==================

Basic and diluted net income
 (loss) per share:
Basic net income (loss) per share:  $0.05   $(0.04)    $0.06   $(0.07)
Diluted net income (loss) per share:$0.04   $(0.04)    $0.05   $(0.07)

Weighted average common shares    122,696  120,636   122,511  120,849
Dilutive common share equivalents   4,664        -     4,832        -
                                  ----------------- ------------------
Weighted average common shares and
 dilutive common
   share equivalents              127,360  120,636   127,343  120,849
                                  ================= ==================


     CONTACT: Sapient
              Investors:
              Christina Frederick, 617-621-0200
              cfrederick@sapient.com
              or
              Media:
              Jenny McLean, 310-264-5277
              jmclean@sapient.com

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 29, 2004                             SAPIENT CORPORATION
                                                    (Registrant)



                                                 By: /s/ Susan D. Cooke
                                                     ---------------------------
                                                     Susan D. Cooke
                                                     Chief Financial Officer and
                                                     Senior Vice President